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                                  Exhibit 23.2
                   Consent of Independent Public Accountants

         We hereby consent to the incorporation by reference in this Registration Statement of Pemstar Inc. on Form S-3 of our report, dated May 10, 1999 with respect to the financial statements and schedule for the year ended March 31, 1999, which report was included in the Annual Report on Form 10-K of Pemstar Inc. for the year ended March 31, 2001. We also consent to the reference to our Firm under the captions "Experts" in the Registration Statement and related Prospectus.


                                      /s/ McGladrey & Pullen, LLP

Rochester, Minnesota
December 12, 2001